Exhibit 99.1

AGREEMENT AND RELEASE

Agreement and Release (“Agreement”) executed this 29th day of April, 2009, by and between Hilda A. Manuel (“Employee”) who resides at P.O. Box 292, Kiamesha Lake, New York 12751 and Empire Resorts, Inc., a Delaware Corporation, and its parents, subsidiaries and affiliates, with an address at Monticello, New York 89074 (the “Company”).

1.           Employee’s employment shall be terminated effective April 30, 2009 (“Termination Date”).  As of the Termination Date, her current duties, responsibilities, office and title shall cease.

2.            (a)           Within ten (10) days of the Release Effective Date, defined below, the Company shall pay to Employee a lump sum payment of $45,000 and a lump sum payment of $25,000 for a relocation allowance, less applicable withholdings and deductions.

(b)           Health insurance provided by the Company for senior officers will be provided through December 31, 2009, the termination date of the Consulting Agreement of even date herewith between the Employee and the Company.  Thereafter, Employee will be eligible for continuation of benefits pursuant to COBRA.

(c)           All options to purchase common stock of the Company held by Employee, as listed on Exhibit A attached hereto, shall continue to vest pursuant to their terms and remain exercisable through the dates set forth on Exhibit A.

(d)           Provided that prior to the Termination Date, Employee returns her Company owned laptop and Blackberry to the Company temporarily for removal of Company information and that Employee assumes responsibility for ongoing software license and usage charges, the Company will permit Employee to keep the laptop and blackberry for personal use, including original equipment software.

(e)           Employee agrees to make herself reasonably available to the Company for one year following the Termination Date, up to and including April 30, 2010, to provide consulting services to the Company, at a rate and at times to be agreed upon by the parties.

3.           Employee agrees and acknowledges that the payments and benefits provided for in Paragraph 2 exceed any payments to which she would otherwise be entitled under any policy, plan, and/or procedure of the Company absent her signing an Agreement and Release.  Employee acknowledges that she has been paid for work performed up to and including the Termination Date and that there is nothing owed for accrued but unused vacation, if any.

4.           Employee shall have up to twenty-one (21) days from the date of Employee’s receipt of this Agreement, to consider the terms and conditions of the Agreement.  Employee may accept this Agreement at any time during the twenty-one (21) day period by executing it before a notary and returning it to Eileen Cavanaugh, Empire Resorts, Inc. 204 Route 17B Monticello, New York 12701, no later than 5:00 p.m. on the twenty-first (21st) day after Employee’s receipt of this Agreement.  Thereafter, Employee will have seven (7) days to revoke this Agreement by stating her desire to do so in writing to Eileen Cavanaugh, at the address listed above, no later than 5:00 p.m. on the seventh (7th) day following the date Employee signs this Agreement.  The effective date of this Agreement shall be the eighth (8th) day following Employee’s signing of this Agreement (the “Release Effective Date”), provided the Employee does not revoke the Agreement during the revocation period.  In the event Employee does not accept this Agreement as set forth above, or in the event Employee revokes this Agreement during the revocation period, this Agreement, including but not limited to the obligation of the Company and their subsidiaries and affiliates to provide the payments and benefits referred to in Paragraph 2 above (unless otherwise required by law), shall automatically be deemed null and void.

5.            (a)           In consideration of the payments and benefits referred to in this Agreement, Employee for herself and for her heirs, executors, and assigns (hereinafter collectively referred to as the “Releasors”), forever releases and discharges the Company and any and all of their parent corporations, subsidiaries, divisions, affiliated entities, predecessors, successors and assigns, and any and all of their employee benefit and/or pension plans or funds, and any of their past or present officers, directors, agents, trustees, administrators, employees or assigns (whether acting as agents for such entities or in their individual capacities), (hereinafter collectively referred to as the “Company Releasees”), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (based upon any legal or equitable theory, whether contractual, common-law, statutory, decisional, federal, state, local or otherwise), whether known or unknown, which Releasors ever had, now have or may have against the Company Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of the world up to and including the Release Effective Date, except for the obligations of the Company under this Agreement.

(b)           Without limiting the generality of the foregoing Paragraph 5(a), this Agreement is intended to and shall release the Company Releasees from any and all claims arising out of Employee’s employment with Company Releasees and/or the termination of Employee’s employment, including but not limited to any claim(s) under or arising out of (i) Title VII of the Civil Rights Act of 1964, as amended; (ii) the Americans with Disabilities Act, as amended; (iii) the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (excluding claims for accrued, vested benefits under any employee benefit plan of the Company in accordance with the terms of such plan and applicable law); (iv) the Age Discrimination in Employment Act, as amended, or the Older Workers Benefit Protection Act; (v) the WARN Act; (vi) the New York State and City Human Rights Laws; (vii) the Delaware Fair Employment Practices Act; (viii) the Nevada Fair Employment Practices Act; (ix) the Arizona Civil Rights Act; (x) Section 806 of the Sarbanes Oxley Act of 2002; (xi) alleged discrimination or retaliation in employment (whether based on federal, state or local law, statutory or decisional); (xii) the terms and conditions of Employee’s employment with the Company, the termination of such employment, and/or any of the events relating directly or indirectly to or surrounding that termination; and (xiii) any law (statutory or decisional) providing for attorneys’ fees, costs, disbursements and/or the like.  The releases set forth in this Agreement are not intended to and do not release the Company from any of its obligations under this Agreement.

(c)           Notwithstanding the foregoing, nothing in this Agreement shall be construed to prevent Employee from filing a charge with or participating in an investigation conducted by any governmental agency, including, without limitation, the United States Equal Employment Opportunity Commission (“EEOC”) or applicable state or city fair employment practices agency, to the extent required or permitted by law.  Nevertheless, Employee understands and agrees that she is waiving any relief available (including, for example, monetary damages or reinstatement), under any of the claims and/or causes of action waived in Paragraphs 5(a) and (b), including but not limited to financial benefit or monetary recovery from any lawsuit filed or settlement reached by the EEOC or anyone else with respect to any claims released and waived in this Agreement.

6.            (a)           Employee agrees that she has not and will not publicly disparage (or induce or encourage others to publicly disparage) the Company or the Company Releasees.  The Company agrees to cause its directors and officers not to publicly disparage (or induce or encourage others to publicly disparage) Employee.

(b)           Employee agrees to immediately return to the Company any and all originals and copies of documents, materials, records, computers, blackberries and other electronic devices or other items in her possession or control belonging to the Company or containing proprietary information relating to the Company, except as provided in section 2(e).

(c)           (i)           Employee understands that during her employment, she may have had access to unpublished and otherwise confidential information both of a technical and non-technical nature, relating to the business of the Company and any of its parents, subsidiaries, divisions, affiliates (collectively, “Affiliated Entities”), or clients, including without limitation any of their actual or anticipated business, research or development, any of their technology or the implementation or exploitation thereof, including without limitation information Employee and others have collected, obtained or created, information pertaining to clients, accounts, vendors, prices, costs, materials, processes, codes, material results, technology, system designs, system specifications, materials of construction, trade secrets and equipment designs, including information disclosed to the Company by others under agreements to hold such information confidential (collectively, the “Confidential Information”).  Employee agrees to observe all Company policies and procedures concerning such Confidential Information.  Employee further agrees not to disclose or use, either during her employment or at any time thereafter, any Confidential Information for any purpose, including without limitation any competitive purpose, unless authorized to do so by the Company in writing, except that she may disclose and use such information when necessary in the performance of her duties for the Company.  Employee’s obligations under this Agreement will continue with respect to Confidential Information until such information becomes generally available from public sources through no fault of Employee.  Notwithstanding the foregoing, however, Employee shall be permitted to disclose Confidential Information as may be required by a subpoena or other governmental order, provided that she first notifies the Company of such subpoena, order or other requirement and allows the Company the opportunity to obtain a protective order or other appropriate remedy.

(ii)           Except as expressly provided in subsection 2(d) of this Agreement, on or before the Termination Date, Employee will promptly deliver to the Company all documents, records, files, notebooks, manuals, letters, notes, reports, customer and supplier lists, cost and profit data, e-mail, apparatus, computers, blackberries or other PDAs, hardware, software, drawings, blueprints, and any other material of the Company or any of its Affiliated Entities or clients, including all materials pertaining to Confidential Information developed by Employee or others, and all copies of such materials, whether of a technical, business or fiscal nature, whether on the hard drive of a laptop or desktop computer, in hard copy, disk or any other format, which are in her possession, custody or control.

(d)           (i)           Employee agrees that until twelve (12) months after the termination of her employment, Employee will not, directly or indirectly, including on behalf of any person, firm or other entity, employ or solicit for employment any employee of the Company or any of its Affiliated Entities, or anyone who was an employee of the Company or any of its Affiliated Entities within the six (6) months prior to the termination of Employee’s employment, or induce any such employee to terminate his or her employment with the Company or any of its Affiliated Entities.

(ii)           Employee further agrees that until twelve (12) months after the termination of her employment, Employee will not, directly or indirectly, including on behalf of any person, firm or other entity, without the express written consent of an authorized representative of the Company, (a) perform services (as defined below) for any Competing Business (as defined below), whether as an employee, consultant, agent, contractor or in any other capacity, (b) hold office as an officer or director or like position in any Competing Business, (c) request any present or future customers or suppliers of the Company or any of its Affiliated Entities to curtail or cancel their business with the Company or any of its Affiliated Entities, and (d) accept business from such customers or suppliers of the Company or any of its Affiliated Entities directly or indirectly on behalf of a Competing Business.  These obligations will continue for the specified period regardless of whether the termination of Employee’s employment was voluntary or involuntary or with or without Cause.

(iii)           “Competing Business” means any entity or person (other than the Company) which is engaged in the operation, development or planning of, or the preparation of applications or obtaining of approvals for, gaming projects within the Territory.

(iv)           “Territory” shall mean throughout the State of New York and in any area of any other state within 120 miles of Monticello, New York.

(v)           Employee agrees that in the event a court determines the length of time or the geographic area or activities prohibited under this Section 6 are too restrictive to be enforceable, the court may reduce the scope of the restriction to the extent necessary to make the restriction enforceable.

7.            (a)           Employee will reasonably cooperate with the Company and/or its subsidiaries and affiliates and their counsel in connection with any investigation, administrative proceeding or litigation relating to any matter in which Employee was involved or of which Employee has knowledge.  Such cooperation shall be scheduled at Employee’s convenience.

(b)           Employee agrees that, in the event she is subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to Employee’s employment with the Company, she will give prompt notice of such request to the Chief Executive Officer, and will make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure, except as required by law.

8.           Except as required by law or legal process, the terms and conditions of this Agreement are and shall be deemed to be confidential, and shall not be disclosed by Employee to any person or entity without the prior written consent of the Chief Executive Officer.  Employee further represents that she has not disclosed the terms and conditions of this Agreement to anyone other than her attorneys, accountants and advisors.

9.           The making of this Agreement is not intended, and shall not be construed, as an admission that Company Releasees have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract, or committed any wrong whatsoever against Employee.

10.           The parties agree that this Agreement may not be used as evidence in a subsequent proceeding except in a proceeding to enforce the terms of this Agreement.

11.           Employee acknowledges that: (a) she has carefully read this Agreement in its entirety; (b) she has had an opportunity to consider fully the terms of this Agreement; (c) she has been advised by the Company in writing to consult with an attorney of her choosing in connection with this Agreement, and she has done so at her own expense; (d) she fully understands the significance of all of the terms and conditions of this Agreement and she has discussed it with her independent legal counsel, or has had a reasonable opportunity to do so; (e) she has had answered to her satisfaction any questions she has asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) she is signing this Agreement voluntarily and of her own free will and assents to all the terms and conditions contained herein.

12.           This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

13.           If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement; provided, however, that, upon any finding by a court of competent jurisdiction that the release and covenants provided for by Paragraph 5 of this Agreement is illegal, void, or unenforceable, Employee agrees to execute a release, waiver and/or covenant that is legal and enforceable.  Finally, any breach by Employee of the terms of Paragraphs 6, 7 and/or 8 shall constitute a material breach of this Agreement as to which the Company may seek appropriate relief in a court of competent jurisdiction.

14.           This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions thereof.  Actions to enforce the terms of this Agreement, or that relate to Employee’s employment with the Company shall be submitted to the exclusive jurisdiction of any state or federal court sitting in the County of New York, State of New York.

15.           This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument of this Agreement.

16.           This Agreement constitutes the complete understanding between the parties with respect to the termination of the Employee’s employment at the Company and supersedes any and all agreements, understandings, and discussions, whether written or oral, between the parties.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties.

[signature page follows]

[Signature Page to Agreement and Release]

Dated:	04.30.09	/s/ Hilda A. Manuel
Hilda A. Manuel

EMPIRE RESORTS, INC.

By:	/s/ Charles Degliomini
	Name:	Charles Degliomini
	Title:	Sr. Vice President

Exhibit A

Options Outstanding

1.           Options to purchase 30,000 shares of common stock of Empire Resorts, Inc. at $8.26 per share granted on March 18, 2005.  These shall remain exercisable through April 30, 2012.

2.           Options to purchase 8,500 shares of common stock of Empire Resorts, Inc. at $6.75 per share granted on December 16, 2005.  These shall remain exercisable through April 30, 2012.

3.           Options to purchase 33,333 shares of common stock of Empire Resorts, Inc. at $5.53 per share granted on August 10, 2006.  These shall remain exercisable through April 30, 2012.

4.           Options to purchase 10,000 shares of common stock of Empire Resorts, Inc. at $8.74 per share granted on January 30, 2007.  These shall remain exercisable through April 30, 2012.

5.           Options to purchase 12,500 shares of common stock of Empire Resorts, Inc. at $2.98 per share granted on July 21, 2008.  These shall remain exercisable through April 30, 2012.

To the extent the Company (i) maintains a registration statement with respect to shares of the Company or (ii) permits “net issuance”, broker assisted or other cashless exercise with respect to options held by directors or officers of the Company, Employee shall continue to be provided with those features with respect to the foregoing options.